EXHIBIT 4.14


                   AMENDED, RESTATED AND CONSOLIDATED GUARANTY
                   -------------------------------------------

         AMENDED, RESTATED AND CONSOLIDATED GUARANTY (the "Guaranty") dated March 18, 2004, made by RESISTANCE TECHNOLOGY, INC., a Minnesota business corporation ("RTI") and RTI ELECTRONICS, INC., a Delaware corporation ("RTI Electronics") in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national banking association (the "Lender") to secure the obligations of SELAS CORPORATION OF AMERICA, a Pennsylvania business corporation (the "Borrower"). Each of RTI and RTI Electronics is referred to herein individually as a "Guarantor" and, collectively, as the "Guarantors."

                                   BACKGROUND
                                   ----------

         A. The Borrower, the Lender, the Guarantors, RTI Export, Inc., a corporation organized under the laws of Barbados and a former subsidiary of the Borrower ("RTIE") and Deuer Manufacturing, Inc., a former subsidiary of the Borrower ("Deuer"), entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30, 1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Loan Agreement") pursuant to which the Lender agreed to make and has made certain credit facilities available to the Borrower.

         B. The Guarantors, RTIE and Deuer jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of the Borrower to the Lender pursuant to the following agreements (collectively, the "Existing Borrower Surety Agreements"): (i) that certain Guaranty and Suretyship Agreement of Deuer dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "Deuer Surety Agreement"), (ii) that certain Guaranty and Suretyship Agreement of RTI dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTI Surety Agreement"),
(iii) that certain Guaranty and Suretyship Agreement of RTIE dated as of October 20, 1993 and amended as of July 31, 1998 (as amended, the "RTIE Surety Agreement"), and (iv) that certain Guaranty and Suretyship Agreement of RTI Electronics dated as of February 20, 1997, as amended July 31, 1998 (as amended, the "RTI Electronics Surety Agreement"). The Lender has released Deuer from its obligations under the Deuer Surety Agreement as a result of the sale of Deuer in August 2003.

         C. The Lender, through the Lender's London Branch ("London Branch"), and Selas SAS (formerly known as Selas S.A.), a corporation organized under the laws of France and a subsidiary of the Borrower ("Selas SAS"), entered into that certain Facility Agreement dated as of February 2, 2001, amended and restated in its entirety pursuant to that certain Amended and Restated Facility Agreement dated as of April 15, 2002, and amended by that certain First Amendment to Amended and Restated Facility Agreement dated as of January 16, 2003, that certain Second Amendment to Amended and Restated Facility Agreement dated as of

February 27, 2003, and that certain Third Amendment to Amended and Restated Facility Agreement dated as of March 14, 2003 (as amended, the "Existing Selas SAS Facility Agreement"), pursuant to which the Lender provided to Selas SAS, among other things, a discretionary overdraft facility (the "Existing Overdraft Facility").

         D. The Lender, through its London Branch, and Selas SAS also entered into a certain term loan agreement dated January 2000, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, and amended by that certain First Amendment to Selas SAS 2000 Term Loan Agreement dated as of January 16, 2003, that certain Second Amendment to Selas SAS 2000 Term Loan Agreement dated as of February 27, 2003, and that certain Third Amendment to Selas SAS 2000 Term Loan Agreement dated as of March 14, 2003 (as amended, the "Selas SAS 2000 Term Loan Agreement") pursuant to which the Lender made a term loan to Selas SAS (the "Existing Selas SAS 2000 Term Loan").

         E. The Borrower, the Guarantors and RTIE jointly and severally guaranteed and became surety for all loans, advances, debts, liabilities, obligations, covenants and duties of Selas SAS to the Lender, pursuant to the following agreements (collectively, the "Existing Selas SAS Surety Agreements"):
(i) that certain Unconditional Guaranty of Borrower dated as of January 10, 2000 (the "Borrower Guaranty"), (ii) that certain Unconditional Guaranty of Deuer dated as of January 10, 2000 (the "Deuer Guaranty"), (iii) that certain Unconditional Guaranty of RTI dated as of January 10, 2000 (the "RTI Guaranty"),
(iv) that certain Unconditional Guaranty of RTIE dated as of January 10, 2000 (the "RTIE Guaranty"), and (v) that certain Unconditional Guaranty of RTI Electronics dated as of January 10, 2000 (the "RTI Electronics Guaranty"). The Lender has released Deuer from its obligations under the Deuer Guaranty as a result of the sale of Deuer in August 2003. RTIE was dissolved by Certificate of Dissolution dated July 25, 2003.

         F. The Borrower, the Guarantors, RTIE, Deuer, Selas SAS, CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France and a subsidiary of the Borrower ("CFR") and the Lender entered into that certain Second Waiver and Amendment Agreement dated as of April 15, 2002, as amended by that certain First Amendment to Second Waiver and Amendment Agreement dated as of June 24, 2002, that certain Second Amendment to Second Waiver and Amendment Agreement dated as of July 30, 2002, that certain Third Amendment to Second Waiver and Amendment Agreement dated as of November 14, 2002, that certain Fourth Amendment to Second Waiver and Amendment Agreement dated as of January 16, 2003, that certain Fifth Amendment to Second Waiver and Amendment Agreement dated as of February 21, 2003, that certain Sixth Amendment to Second Waiver and Amendment Agreement dated as of February 27, 2003, and that certain Seventh Amendment to Second Waiver and Amendment Agreement dated as of March 7, 2003 (as amended, the "Second Waiver Agreement"), pursuant to which the Lender agreed, among other things, to provide the Borrower with a new supplemental credit facility (the "Existing Supplemental Credit Facility").

         G. The Borrower, the Guarantors and the Lender have, on the date hereof, entered into that certain Amended, Restated and Consolidated Loan Agreement (the "Agreement") pursuant to which the Borrower and the Guarantors requested that the Lender amend, restate and consolidate the terms and conditions of the Existing Loan Documents (as such term is defined in the Agreement), and the Lender has agreed to do so upon and subject to the terms and conditions of the Agreement.

         H. As a condition to entering into the Agreement, the Lender has required that the Guarantors shall have executed and delivered to the Lender an instrument guaranteeing the obligations of the Borrower under the Agreement and the other loan documents referred to in the Agreement (collectively, the "Loan Documents"), which shall amend, restate and consolidate in their entirety the Existing Borrower Surety Agreements and the Existing Selas SAS Surety Agreements.

         I. Each Guarantor has determined that the extension of credit to the Borrower under the Agreement directly benefits, and that its execution, delivery and performance of this Guaranty is within the corporate purposes and in the best interests of, each Guarantor.

         J. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

                                    COVENANTS
                                    ---------

         NOW, THEREFORE, in consideration of the undertakings of the Lender pursuant to the Agreement and intending to be legally bound, each Guarantor hereby agrees as follows:

         1. Guaranty. The Guarantors hereby jointly and severally irrevocably, absolutely and unconditionally guarantee and become surety for the following obligations and liabilities (hereinafter collectively referred to as the "Obligations"):

            (a) the prompt payment by the Borrower, as and when due and payable, whether by acceleration or otherwise, of all amounts now or hereafter owing by the Borrower in respect of the Agreement, the Notes and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise, and the due performance and observance by the Borrower of its other obligations now or hereafter existing in respect of any of the Loan Documents and any renewals, extensions and modifications thereof; and

            (b) any and all expenses, including attorneys fees, incurred by the Lender in enforcing its rights under this Guaranty.

         2. Guarantors' Obligations Unconditional.

            (a) Each Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents. The liability of the Guarantors hereunder shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any such Loan Document or any agreement or instrument relating thereto, including, without limitation, the lack of validity or enforceability of all or any portion of the liens or security interests granted thereby; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or


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

consent to any departure from the terms of any such Loan Document; (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from the terms of any other guaranty for all or any of the Obligations; (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or obligor in respect of the Obligations or any Guarantor in respect hereof; or (v) the absence of any action on the part of the Lender to obtain payment of the Obligations from the Borrower or from any Guarantor or from any other guarantor or obligor.

            (b) This Guaranty (i) is a continuing guarantee and shall remain in full force and effect until all of the Obligations and other expenses guaranteed pursuant to Section 1 hereof have been paid in full and no further Term Loans or Revolving Loans are available under the Loan Documents; and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded, avoided or rendered void as a preferential transfer, impermissible set-off, fraudulent conveyance or must otherwise be returned or disgorged by the Lender upon the insolvency, bankruptcy or reorganization of either the Borrower or any Guarantor or otherwise, all as though such rescinded, avoided or voided payment had not been made, and notwithstanding any action or failure to act on the part of the Lender in reliance on such payment.

         3. Waivers. Each Guarantor hereby waives (i) promptness and diligence;
(ii) notice of the incurrence of any Obligation by the Borrower; (iii) notice of any actions taken by the Lender or the Borrower under any Loan Document or any other agreement or instrument relating thereto; (iv) acceptance of this Guaranty and reliance thereon by the Lender; (v) presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Obligations, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantors hereunder or of any other guarantor, the omission of or delay in which, but for the provisions of this Section 3, might constitute grounds for relieving any Guarantor of its obligations hereunder; (vi) any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower, any Guarantor, any other person or any collateral; and (vii) notice of any election by the Lender to sell any of the property mortgaged, assigned or pledged as security for any of the Obligations at a public or private sale.

         4. Subrogation and Similar Rights. Each Guarantor hereby subordinates its right of subrogation against the Borrower to the claims of the Lender against the Borrower, and any right of indemnification by or contribution from the Borrower, arising by reason of any payment made by any Guarantor hereunder or otherwise. If, notwithstanding such subordination, any amount shall be paid to any Guarantor on account of such subrogation, indemnification or contribution at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against the Obligations, whether matured or unmatured, in accordance with the terms of the Agreement.

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

         5. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

            (a) Each Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (as applicable) as set forth on the first page hereof; and (ii) has all requisite corporate power and authority to execute, deliver and perform this Guaranty.

            (b) The execution, delivery and performance by each Guarantor of this Guaranty are within its corporate power, have been duly authorized by all necessary corporate action, do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting each Guarantor or any of its property, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its property.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by the Guarantors of this Guaranty.

            (d) This Guaranty is a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms.

            (e) There is no action, suit or proceeding pending or threatened against or otherwise affecting any Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect each Guarantor's ability to perform its obligations hereunder.

            (f) Each financial statement of each Guarantor which has been previously furnished to the Lender presents fairly the financial position of such Guarantor as at the date thereof and its results of operations for the period covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis, and since such date, there has been no material adverse change in any Guarantor's financial condition or results of operations except as disclosed to the Lender in writing prior to the date hereof.

         6. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether or not the Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. The Lender agrees promptly to notify the Guarantors after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 6


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

are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Lender may have.

         7. Notices. Every notice and communication under this Agreement shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and
(iii) of this sentence, to the following addresses:

To the Guarantors as follows:

Robert F. Gallagher
Chief Financial Officer
Selas Corporation of America
c/o RTI
1260 Red Fox Road
Arden Hills, MN 55112
Telecopy Number: 651-636-3682

With a copy to:

Lawrence F. Flick, II, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
Telecopy Number: 215-569-5555

To the Lender as follows:

Wachovia Bank, N.A.
123 South Broad Street-PA1246
Philadelphia, PA 19109
Attn: Kathleen M. Hedrich, VP
Telecopy Number: 215-670-6646

With a copy to:

Duane Morris, LLP
4200 One Liberty Place
Philadelphia, PA  19103
Attention: Lauren Lonergan Taylor, Esquire
Telecopy Number: 215-979-1020

Notice given by telecopy or other means of electronic transmission shall be deemed to have been given


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

and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party.

         8. Reports and Financial Information. In addition to any other reports and financial information which the Guarantors must provide to the Lender under the Agreement, each Guarantor shall furnish to the Lender:

            (a) concurrently with the delivery to the Internal Revenue Service of each corporate federal income tax return for the Guarantors, a true and correct copy of each such return; and

            (b) from time to time, such other information in each Guarantor's possession or control as the Lender may reasonably request.

         9. Miscellaneous.

            (a) The Guarantors will make each payment hereunder in lawful money of the United States of America and in same day funds to the Lender at its address as set forth in the Agreement.

            (b) This Guaranty contains the entire agreement of the parties hereto with respect to the subject matter hereof. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Guarantor and the Lender, and no waiver of any provision of this Guaranty, and no waiver or consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (c) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document or any right against any other guarantor of the Obligations shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents, and in any instrument signed by any other guarantor of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any of the Loan Documents, under this Guaranty and under any other guaranty of the Obligations against any party thereto are not conditional or contingent upon any attempt by the Lender to exercise any of its rights under any other Loan Document, under this Guaranty or under any other guaranty of the Obligations against any such party or against any other person.

            (d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate such provision to the extent it is not prohibited or unenforceable in any other jurisdiction, nor invalidate


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

the remaining provisions hereof or thereof, all of which shall be liberally construed in favor of the Lender in order to effect the provisions hereof.

            (e) The obligations of the Guarantors hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which any Guarantor may now or hereafter have against the Borrower or the Lender, except payment of the Obligations.

            (f) This Guaranty shall (i) be binding on each Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause
(ii), the Lender may assign or otherwise transfer any Note held by it, and the Lender may assign or otherwise transfer its rights under any other Loan Document or under any other guaranty of the Obligations to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender, herein or otherwise. Notwithstanding the foregoing clause (f)(i), none of the rights or obligations of the Guarantors hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

            (g) This Guaranty shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania.

            (h) Each Guarantor agrees that any action or proceeding against the Guarantor to enforce, or arising out of, this Guaranty may be commenced in state or federal court in any county in the Commonwealth of Pennsylvania in which the Lender has an office, or in any other location where any Guarantor or any of its property is located, and each Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with Section 7 hereof.

            (i) The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.

         10. CONFESSION OF JUDGMENT. EACH GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE LENDER, BY ITS ATTORNEY, OR THE PROTHONOTARY OR THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR IN ANY JURISDICTION WHERE PERMITTED BY LAW, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS DEFINED IN THE AGREEMENT OR AT ANY TIME THEREAFTER, TO APPEAR FOR ANY GUARANTOR AND CONFESS AND ENTER JUDGMENT AGAINST IT IN FAVOR OF THE LENDER IN ANY JURISDICTION IN WHICH ANY GUARANTOR OR ANY OF ITS PROPERTY IS LOCATED FOR THE AMOUNT OF ALL OBLIGATIONS, TOGETHER WITH COSTS OF SUIT AND WITH ACTUAL COLLECTION COSTS (INCLUDING ATTORNEYS' FEES), WITH OR WITHOUT DECLARATION, AND WITHOUT STAY OF EXECUTION, AND WITH RELEASE OF ERRORS AND THE RIGHT TO ISSUE EXECUTION FORTHWITH,

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

AND FOR DOING SO THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. EACH GUARANTOR HEREBY WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. THIS AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY THE EXERCISE THEREOF AND SHALL CONTINUE UNTIL THE OBLIGATIONS ARE FULLY PAID, PERFORMED, DISCHARGED AND SATISFIED. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE LENDER UNDER THIS AGREEMENT BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF THE GUARANTORS CAN BE GARNISHED AND ATTACHED, EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE LENDER, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST ANY GUARANTOR BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF ANY GUARANTOR, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO EACH GUARANTOR BY SUCH COUNSEL.

         11. Judicial Proceedings. Any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any Guarantor or the Lender, or any of their successors or assigns, on or with respect to this Agreement or the dealings of the Guarantors or the Lender with respect hereto, shall be tried only by a court and not by a jury. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each Guarantor waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE LENDER WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS AGREEMENT.

         12. Existing Guaranties. This Guaranty shall amend, restate and consolidate in their entirety, but shall not extinguish or act as a novation of the amounts owed under the Existing Borrower Surety Agreements and the Existing Selas SAS Surety Agreements.









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

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

Attest:                                 RESISTANCE TECHNOLOGY, INC.


                                        By:
-------------------------------             ------------------------------------
Name:                                       Name:  Robert F. Gallagher
     --------------------------             Title: Chief Financial Officer
Title:
      -------------------------


Attest:                                 RTI ELECTRONICS, INC.


                                        By:
-------------------------------             ------------------------------------
Name:                                       Name:  Robert F. Gallagher
     --------------------------             Title: Chief Financial Officer
Title:
      -------------------------